                                                                    EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of September 9, 1999, by and among GENERAL MAGIC, INC., a Delaware corporation, with headquarters located at 420 N. Mary Avenue, Sunnyvale, California 94086 (the "COMPANY"), and the undersigned Holders (each, a "HOLDER" and collectively, the "HOLDERS").

         WHEREAS:

         A. In connection with the Exchange Agreement by and among the parties of even date herewith (the "EXCHANGE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions of the Exchange Agreement, to exchange shares of the Company's Series D Convertible Preferred Stock (the "SERIES D PREFERRED SHARES"), which are convertible into shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") (as converted and held by the Investors, the "SERIES D CONVERSION SHARES"), for shares of a newly created series of preferred stock designated Series F Convertible Preferred Stock (the "SERIES F PREFERRED SHARES"), which will be convertible into shares of the Company's Common Stock (as converted and held by the Investors, the "SERIES F CONVERSION SHARES"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS"); and

         B. In connection with the Securities Purchase Agreement by and among the Company, the Holders and certain other signatories thereto, dated March 30, 1999 (the "SECURITIES PURCHASE AGREEMENT"), the Company agreed, among other things, to issue to the Holders warrants to acquire shares of Common Stock (as issued to a Holder, the "WARRANTS") (the shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "WARRANT SHARES"); and

         C. To induce the Holders to execute and deliver the Exchange Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT"), and applicable state securities laws:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

         1. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            a. "INVESTOR" means a Holder and any transferee or assignee thereof to whom a Holder assigns its rights under this Agreement in accordance with
Section 9 and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

            b. "PERSON" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

            c. "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("RULE 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

            d. "REGISTRABLE SECURITIES" means the Series D Conversion Shares, the Series F Conversion Shares and the Warrant Shares issued or issuable upon conversion of the Series D Preferred Shares or the Series F Preferred Shares or the exercise of the Warrants, as the case may be, the Registration Delay Payment Shares (as defined in Section 2(h)) and any shares of capital stock issued or issuable with respect to the Series D Conversion Shares, the Series F Conversion Shares, the Series D Preferred Shares, the Series F Preferred Shares, the Warrant Shares, the Warrants or the Registration Delay Payment Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, regardless of any limitation on conversions of Series D Preferred Shares or the Series F Preferred Shares or on exercise of the Warrants; provided, however, that the term Registrable Securities, Series D Conversion Shares and Warrant Shares shall not include any security which has been included on a Registration Statement that has been declared effective by the SEC and which was not filed pursuant to this Agreement.

            e. "REGISTRATION STATEMENT" means a registration statement of the Company filed under the 1933 Act.

         2. REGISTRATION.

            a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 60 days after the Issuance Date (as defined in the Certificate of Designations), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration, subject to the consent of the Holders holding a majority of the Registrable Securities and the provisions of Section 2(c), which consent will not be unreasonably withheld), covering the resale of all of the Registrable Securities. Such Registration Statement shall initially register for resale a number of shares of Common Stock equal to at least 200% of the sum of the number of Series D Conversion Shares and the Series F Conversion Shares issued and issuable and 150% of the number of Warrant Shares issued and issuable as of the business day immediately preceding the date the Company files the Registration Statement (without regard to any limitations on conversions or exercises), subject to adjustment as provided in Section 3(b). Such registered shares of Common Stock shall be allocated among the Investors pro rata based on the total number of Registrable Securities issued or issuable as of each date that a Registration Statement, as amended, relating to the resale of the Registrable Securities is declared effective by the SEC. The Company shall use its best efforts to have the Registration Statement(s) declared effective by the SEC as soon as practicable, but in no event later than the Scheduled Effective Date (as defined in Section 2(h)).

            b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all Series D Preferred Shares, Series F Preferred Shares and Warrants then outstanding were converted into or exercised for Registrable Securities, without regard to any limitations on conversions or exercises.

            c. Counsel. Subject to Section 5 hereof, in connection with any offering pursuant to this Section 2, the Investors shall have the right to select one legal counsel, which counsel shall be selected by the Investors holding a majority of the Registrable Securities. The Company shall reasonably cooperate with any such counsel.

            d. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the number of shares of Common Stock available for sale under an effective Registration Statement is insufficient to cover all of the Registrable Securities (in accordance with Section 3(b)) and the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any shares of Common Stock (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall promptly send to each Investor who is entitled to registration rights under this Section 2(d) written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(d) and, if within twenty (20) days after receipt of such notice, such

Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in
Section 2(e) below. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under
Section 2(a). The obligations of the Company under this Section 2(d) may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

            e. Priority in Piggy-Back Registration Rights in connection with Registrations for Company Account. If the registration referred to in Section 2(d) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing that, in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Common Stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

            f. Eligibility for Form S-3. The Company represents and warrants that on the date hereof it currently meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities and the Company has filed all reports required to be filed by the Company with the SEC in a timely manner so as to obtain and maintain such eligibility for the use of Form S-3. The Company covenants that on and after the date hereof it will use its best efforts to meet the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities and shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, then the Company (i) with the consent of the Investors holding a majority of the Registrable Securities pursuant to Section 2(a), shall register the sale of the Registrable Securities on another appropriate form, and
(ii) the Company shall undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

            g. Intentionally omitted.

            h. Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If (i) the Registration Statement is not declared effective by the SEC on or before the Scheduled Effective Date (as defined below); or (ii) after the Registration Statement has been declared effective by the SEC, sales cannot be made (other than on any days during any Allowable Grace Period (as defined in Section 3(f))) pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise); then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell any of the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Series D Preferred Shares or Series F Preferred Shares an amount in cash per Series D Preferred Share and Series F Preferred Share held equal to the product of (i) $10,000 multiplied by (ii) the sum of (A) .00033, for each day, up to and including the 30th day, that the Registration Statement is not declared effective by the SEC after the Scheduled Effective Date, plus, (B) beginning on and including the 31st day after the Scheduled Effective Date, .0005, for each day that the Registration Statement is not declared effective by the SEC after the 30th day after the Scheduled Effective Date, plus (C) the product of (I) .0005 multiplied by (II) the number of days after the date the Registration Statement has been declared effective by the SEC that the Registration Statement is not available (other than on any days during any Allowable Grace Period) for sales of at least all of the Registrable Securities. The payments to which a holder shall be entitled pursuant to this Section 2(h) are referred to herein as "REGISTRATION DELAY PAYMENTS." Registration Delay Payments shall be paid within five (5) business days of the earlier of (A) the first day of the month following the occurrence of the event resulting in the requirement to make Registration Delay Payments, or (B) the date on which the event resulting in the requirement to make Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 1.5% per month (or the maximum rate permitted by law), prorated for partial months, until paid in full. Registration Delay Payments, and any interest thereon, shall be paid in cash, unless an Investor elects to have such amounts included in the Additional Amount (as defined in the Certificate of Designations) by providing the Company written notice of such election at any time prior to the Company's payment of such amounts. If the Company fails to pay the Registration Delay Payments, including any interest thereon, within 15 business days of the applicable payment date, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of the Registration Delay Payments, including any interest thereon, the number of shares of Common Stock (the "REGISTRATION DELAY PAYMENT SHARES") equal to the quotient of (X) the sum of the Registration Delay Payments and all interest accrued thereon, divided by (Y) the lowest Closing Bid Price on any day during the period beginning on and including the date the Registration Delay Payments were due and payable and ending on and including the date the holder delivers written notice to the Company of its election to receive shares of Common Stock in lieu of the Registration Delay Payments. "SCHEDULED EFFECTIVE DATE" means 120 days after the Issuance Date; provided, however, that if the Registration Statement could be declared effective on or prior to the Scheduled Effective Date but for the written objection (an "INVESTOR OBJECTION NOTICE") of one or more Investors to either (i) the inclusion or exclusion of language or statements in such Registration Statement which the SEC, pursuant to a comment letter addressed to the Company, is requiring the Company to include or exclude in such Registration Statement or (ii) a comment by the SEC, pursuant to a comment letter addressed to the Company, which relates to such Investor or effects such Investors' rights in the Registration Statement, then the Scheduled Effective Date, subject to Section 3(e), shall be extended with respect to only such Investor or Investors who have delivered an Investor Objection Notice to the later of 120 days after the Issuance Date or 3 business days after the Cure Date (as defined below).

         3. RELATED OBLIGATIONS.

         Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(d) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

            a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the sixtieth day after the Issuance Date for the registration of Registrable Securities pursuant to Section 2(a)) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but in no event later than the Scheduled Effective Date applicable to the registration of such Registrable Securities pursuant to Section 2(a)), and keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities and (B) none of the Series D Preferred Shares, Series F Preferred Shares or Warrants is outstanding (the "REGISTRATION PERIOD"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall submit to the SEC, within three business days after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of the Registration Statement to a time and date not later than 48 hours after the submission of such request.

            b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the event the number of shares available under all Registration Statements filed pursuant to this Agreement is insufficient to cover all of the

Registrable Securities, the Company shall amend the appropriate Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities for all Investors, in each case, as soon as practicable, but in any event within 15 days after the necessity therefore arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under all Registration Statements shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities issued upon conversion of the Series D Preferred Shares or the Series F Preferred Shares or upon exercise of the Warrants or issuable upon conversion of the then outstanding Series D Preferred Shares or Series F Preferred Shares or upon exercise of the then outstanding Warrants is greater than the quotient determined by dividing (i) the number of shares of Common Stock available for resale under such Registration Statements by (ii) 1.5. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the convertibility of the Series D Preferred Shares or the Series F Preferred Shares or on the exercisability of the Warrants shall be disregarded and such calculation shall assume that the Series D Preferred Shares, the Series F Preferred Shares and Warrants are then convertible and exercisable, respectively, into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations) or Warrant Exercise Price (as defined in the Warrants), as the case may be.

            c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC (other than unredacted versions of supplemental correspondence for which confidential treatment has been requested) and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) promptly after the effectiveness of any Registration Statement, ten copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request), and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

            d. The Company shall use reasonable efforts to (i) register and qualify, to the extent required under applicable law, the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

            e. In the event that a Registration Statement could be declared effective but for the Investor Objection Notice of one or more Investors, then any Investor that has either (A) not given an Investor Objection Notice or (B) given an Investor Objection Notice which has subsequently been revoked may, upon written notification to the Company (the "EFFECTIVENESS NOTICE"), require the Company to cause the Registration Statement registering such Investor's Registrable Securities to be declared effective within five (5) business days of the Company's receipt of such Effectiveness Notice. The Company shall provide written notice (an "OPT-OUT NOTICE"), within one (1) business day of its receipt of an Effectiveness Notice from an Investor pursuant to this Section 3(e), to all other Investors that it has received an Effectiveness Notice. Each Investor within two (2) business days of its receipt of the Opt-Out Notice will provide written notice to the Company if it elects to opt-out of the current Registration Statement. If an Investor provides an Effectiveness Notice pursuant to this Section 3(e), then (i) the Company shall be obligated to amend the Registration Statement to remove each Investor who (A) provided an Investor Objection Notice and has not provided a written notice of the revocation of such Investor Objection Notice within two (2) business days of such Investor's receipt of an Opt-Out Notice or (B) elected to opt-out of such Registration Statement and (ii) the Scheduled Effective Date, for purposes of Section 2(h), as it applies to any Investor who has elected to opt-out of such Registration Statement shall be extended until such time as such Investor provides written notice to the Company to register such Investor's Registrable Securities, whereupon, the Company shall register such Investor's Registrable Securities in accordance with the terms of this Agreement (with the exception that the Company shall have 15 days after the receipt of such request to file such new Registration Statement and the Scheduled Effective Date for such Registration Statement will be the later of (i) 120 days after the Issuance Date and (ii) 60 days after the receipt of such written request). In the event that the Company is required to remove from any Registration Statement the Registrable Securities of those Investors who provided an Investor Objection Notice in order to comply with this Section 3(e), then on such date as the SEC no longer requires such language, statements or comments which were objected to in the Investor Objection Notice or such Investors, by written notification, waive their prior objection to such language, statements or comments (the "CURE DATE") the Company shall register such Investor's or Investors' Registrable Securities in accordance with the terms of this Agreement (with the exception that the Company shall have 15 days after the Cure Date to file such new Registration Statement and the Scheduled Effective Date for such Registration Statement will be the later of (i) 120 days after the Issuance Date or (ii) 60 days after the Cure
Date). Any Registration Statement
required pursuant to Section 2(a), 3(b) or 3(e) shall be deemed to constitute a "Registration Statement" for purposes of the Certificate of Designations, the Exchange Agreement and this Agreement.

            f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten copies of such supplement or amendment to each Investor (or such other number of copies as such Investor may reasonably request). The Company shall also promptly notify each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. Notwithstanding anything to the contrary in this
Section 3(f), at any time after the Registration Statement has been declared effective, the Company may delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "GRACE PERIOD"); provided, that the Company shall promptly (I) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (II) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 15 consecutive calendar days and during any consecutive 365-day period, the Grace Period shall not exceed 45 calendar days in the aggregate (an "ALLOWABLE GRACE PERIOD"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date which is the later of the date specified in the notice or the date the holders receive the notice referred to in clause (I) and shall end on and include the date which is the later of the date specified in the notice or the date the holders receive the notice referred to in clause (II). The provisions of Section 2(h) of this Agreement shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto. In the event a Grace Period exceeds the Allowable Grace Period, the Maturity Date (as defined in the Certificate of Designations) shall be delayed one and one-half (1 1/2) days for each day in excess of the Allowable Grace Period as provided in Section 2(g) of the Certificate of Designations.

            g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

            h. The Company shall permit each Investor and a single counsel, initially Katten Muchin & Zavis or such other counsel as thereafter designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, to review and comment upon a Registration Statement and all amendments and supplements thereto at least five business days prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which consent shall not be unreasonably withheld.

            i. At the request of any Investor and at such Investor's expense, the Company shall use its best efforts to furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) an opinion, dated as of such date, of independent counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

            j. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "INSPECTORS") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

            k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq SmallCap Market, or the Nasdaq National Market, The American Stock Exchange, Inc. or The New York Stock Exchange, Inc., as the case may be, and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

            m. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

            n. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement during the Registration Period.

            o. The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

            p. If reasonably requested by the managing underwriters or an Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make any reasonable amendments to any Registration Statement or the related prospectus if requested by an Investor or any underwriter of such Registrable Securities.

            q. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities during the Registration Period.

            r. The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

            s. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

            t. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

         4. OBLIGATIONS OF THE INVESTORS.

            a. At least seven days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

            b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

            c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations (only with respect to violations which occur in reliance upon and in conformity with information furnished in writing to the Company by such Investor expressly for use in the Registration Statement for such underwritten public offering), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

            d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of Section 3(f), or until, in the case of a Grace Period, after the date on which the Allowable Grace Period ended.

            e. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

         5. EXPENSES OF REGISTRATION.

            All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and fees and disbursements of one counsel for the Investors selected by the Investors holding a majority of the Registrable Securities, shall be paid by the Company.

         6. INDEMNIFICATION.

            In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents of, and each Person, if any, who controls, any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and any underwriter (as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "VIOLATIONS"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto if such prospectus was timely made available by the Company pursuant to Section 3(c); (ii) with respect to any prospectus, shall not inure to the benefit of any Indemnified Person or any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the prospectus was corrected in a subsequent prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales by the Indemnified

Person, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it, (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer or disposition of the Registrable Securities by the Investors.

            b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them promptly as such expenses are incurred and are due and payable in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected in a subsequent prospectus that was delivered to the purchaser or purchasers prior to the pertinent sale or sales by such Investors.

            c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

            d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel selected by the indemnifying party and approved by the Indemnified Person or the Indemnified Party, as the case may be, which approval shall not be unreasonably withheld; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all nonprivileged information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

            e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

            f. The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

         7. CONTRIBUTION.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to the Registration Statement.

         8. REPORTS UNDER THE 1934 ACT.

            With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

            a. make and keep public information available, as those terms are understood and defined in Rule 144;

            b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Exchange Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

            c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

         9. ASSIGNMENT OF REGISTRATION RIGHTS.

            The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment; (ii) the Company is promptly furnished with written notice of (a) the name, address and fax number of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Exchange Agreement.

         10. AMENDMENT OF REGISTRATION RIGHTS.

             Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds (_) of the Registrable Securities. Notwithstanding the above, the provisions of Sections 2(h), 3(e) and 10 hereof may only be amended or the observance thereof waived (either generally or in a particular instance and either retroactively or prospectively), only with the consent of the Company and each of the Investors. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

         11. MISCELLANEOUS.

             a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

             b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when delivered by a delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

               General Magic, Inc.
               420 N. Mary Avenue
               Sunnyvale, California 94086
               Telephone:    (408) 774-4000
               Facsimile:    (408) 774-4033
               Attention:    President

        With a copy to:

               Cooley, Godward LLP
               Five Palo Alto Square
               Palo Alto, California 94306
               Telephone:    (650) 843-5000
               Facsimile:    (650) 857-0663

               Attention:     Timothy J. Moore, Esq.

         If to a Holder, to its address and facsimile number on the Schedule of Holders attached hereto, with copies to such Holder's representatives as set forth on the Schedule of Holders. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. If to another Investor, to its address and facsimile number set forth on the Notice of Transfer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, overnight or courier delivery or transmission by facsimile in accordance with clause (i), (ii) or (iii) above, respectively.

             c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

             d. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of (i) the state and federal courts sitting in the City of New York, borough of Manhattan and (ii) the state and federal courts sitting in the State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

             e. This Agreement, the Exchange Agreement, the Certificate of Designations and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Exchange Agreement, the Certificate of Designations and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

             f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

             g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

             i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities, determined as if all of the Series D Preferred Shares, the Series F Preferred Shares and Warrants then outstanding have been converted into or exercised for, as the case may be, Registrable Securities (without regard to any limitations on conversions or exercises).

             k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

             l. The Holders (other than RGC International Investors, LDC) and the Company agree to waive all of each party's rights, title and claims and the other's obligations under the Registration Rights Agreement by and among the Company, the Holders and certain other signatories thereto, dated March 30, 1999, as amended.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.



COMPANY:                             HOLDERS:

GENERAL MAGIC, INC.                  HFTP INVESTMENT LLC

                                     By: Promethean Asset Management,  L.L.C.
By:                                  Its: Investment Manager
   ----------------------------
Name:
Its:

                                        By:
                                            ---------------------------------
                                        Name: James F. O'Brien, Jr.
                                        Its: President



                                     RGC INTERNATIONAL INVESTORS, LDC

                                        By: Rose Glen Capital Management, L.P.
                                        Its: Investment Manager

                                        By: RGC General Partner Corp.
                                        Its: General Partner

                                        By:
                                           ----------------------------------
                                        Name: Wayne Bloch
                                        Its: Managing Director




                                     HALIFAX FUND, L.P.

                                        By: The Palladin Group, L.P.
                                        Its: Attorney-in-Fact

                                        By:
                                           ----------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director

                                     PALLADIN PARTNERS I, L.P.

                                        By: Palladin Asset Management, L.L.C.
                                        Its: General Partner

                                        By:
                                           ----------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director



                                     PALLADIN OVERSEAS FUND LIMITED

                                        By: The Palladin Group L.P.
                                        Its: Attorney-in-Fact

                                        By:
                                           ----------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director



                                     THE GLENEAGLES FUND COMPANY

                                        By: The Palladin Group L.P
                                        Its: Attorney-in-Fact

                                        By:
                                           ----------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director



                                     LANCER SECURITIES LTD.

                                        By: The Palladin Group L.P
                                        Its: Attorney-in-Fact

                                        By:
                                           ----------------------------------
                                        Name: Robert Chender
                                        Title: Managing Director




         [PAGE 2 OF 3 OF REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGES]

                                     FISHER CAPITAL LTD.

                                        By:
                                           ----------------------------------
                                        Name: Daniel Hopkins
                                        Its: Authorized Signatory



                                     WINGATE CAPITAL LTD.

                                        By:
                                           ----------------------------------
                                        Name: Daniel Hopkins
                                        Its: Authorized Signatory



                                     CONSECO DIRECT LIFE

                                        By:
                                           ----------------------------------
                                        Name:
                                        Its:


         [PAGE 3 OF 3 OF REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGES]

                               SCHEDULE OF HOLDERS





                                                                                             INVESTOR'S REPRESENTATIVES'
                                               INVESTOR ADDRESS                                         ADDRESS
      INVESTOR NAME                          AND FACSIMILE NUMBER                                AND FACSIMILE NUMBER
--------------------------------   --------------------------------------------           --------------------------------
HFTP Investment LLC                _Promethean Asset Management, L.L.C.                   Katten Muchin & Zavis
                                   750 Lexington Avenue, 22nd Floor                       525 West Monroe, Suite 1600
                                   New York, New York 10022                               Chicago, Illinois  60661-3693
                                   Attn: James F. O'Brien, Jr.                            Attn:  Robert J. Brantman, Esq.
                                   Facsimile: 212-758-9334                                Facsimile:  312-902-1061
                                   Facsimile: 212-702-5200                                Telephone: 312-902-5200
                                   Residence: New York

RGC International Investors, LDC   c/o Rose Glen Capital Management, L.P.                 Rose Glen Capital Management, L.P.
                                   3 Bala Plaza East, Suite 200                           3 Bala Plaza East, Suite 200
                                   Bala Cynwyd, Pennsylvania                              Bala Cynwyd, Pennsylvania
                                   Attn:  Gary Kaminsky                                   Attn:  Gary Kaminsky
                                   Facsimile:  610-617-0570                               Facsimile:  610-617-0570
                                   Telephone: 610-617-5900                                Telephone: 610-617-5900
                                   Residence: Cayman Islands

Palladin Partners I, L.P.          c/o The Palladin Group L.P.                            The Palladin Group L.P.
                                   195 Maplewood Avenue                                   As Investment Advisor
                                   Maplewood, New Jersey 07040                            195 Maplewood Avenue
                                   Attn:  Kevin Gerlitz                                   Maplewood, New Jersey 07040
                                   Facsimile: 973-313-6490                                Attn:  Kevin Gerlitz
                                   Telephone: 973-313-6420                                Facsimile: 973-313-6490
                                   Residence: New York                                    Telephone: 973-313-6420

Halifax Fund, L.P.                 c/o Citco Fund Services (Cayman Islands) Ltd.          The Palladin Group L.P.
                                   Corporate Centre, West Bay Road                        As Investment Advisor
                                   P.O. Box 31106 SMB                                     195 Maplewood Avenue
                                   Grand Cayman, Cayman Islands                           Maplewood, New Jersey 07040
                                   Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                   Telephone: 345-949-3977                                Facsimile: 973-313-6490
                                   Residence: Cayman Islands                              Telephone: 973-313-6420

The Gleneagles Fund Company        c/o Citco Fund Services (Cayman Islands) Ltd.          The Palladin Group L.P.
                                   Corporate Centre, West Bay Road                        As Investment Advisor
                                   P.O. Box 31106 SMB                                     195 Maplewood Avenue
                                   Grand Cayman, Cayman Islands                           Maplewood, New Jersey 07040
                                   Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                   Telephone: 345-949-3977                                Facsimile: 973-313-6490
                                   Residence: Cayman Islands                              Telephone: 973-313-6420

Palladin Overseas Fund Limited     c/o Citco Fund Services (Cayman Islands) Ltd.          The Palladin Group L.P.
                                   Corporate Centre, West Bay Road                        As Investment Advisor
                                   P.O. Box 31106 SMB                                     195 Maplewood Avenue
                                   Grand Cayman, Cayman Islands                           Maplewood, New Jersey 07040
                                   Facsimile:  345-949-3877                               Attn:  Kevin Gerlitz
                                   Telephone: 345-949-3977                                Facsimile: 973-313-6490
                                   Residence: Cayman Islands                              Telephone: 973-313-6420

Lancer Securities Ltd.             c/o The Palladin Group L.P.                            The Palladin Group L.P.
                                   195 Maplewood Avenue                                   As Investment Advisor
                                   Maplewood, New Jersey 07040                            195 Maplewood Avenue
                                   Attn:  Kevin Gerlitz                                   Maplewood, New Jersey 07040
                                   Facsimile: 973-313-6490                                Attn:  Kevin Gerlitz
                                   Telephone: 973-313-6420                                Facsimile: 973-313-6490
                                   Residence: New York                                    Telephone: 973-313-6420

                                                                                             INVESTOR'S REPRESENTATIVES'
                                               INVESTOR ADDRESS                                         ADDRESS
      INVESTOR NAME                          AND FACSIMILE NUMBER                                AND FACSIMILE NUMBER
--------------------------------   --------------------------------------------           --------------------------------
Fisher Capital Ltd.                _Citadel Investment Group, L.L.C.                      Katten Muchin & Zavis
                                   225 West Washington Street                             525 W. Monroe Street
                                   Chicago, Illinois 60606                                Chicago, Illinois 60661-3693
                                   Attention: Daniel Hopkins                              Attention: Robert J. Brantman, Esq.
                                              Kenneth A. Simpler                          Facsimile: (312) 902-1061
                                   Facsimile: (312) 338-0780                              Telephone: (312) 902-5200
                                   Telephone: (312) 338-7800
                                   Residence: Illinois

Wingate Capital Ltd.               _Citadel Investment Group, L.L.C.                      Katten Muchin & Zavis
                                   225 West Washington Street                             525 W. Monroe Street
                                   Chicago, Illinois 60606                                Chicago, Illinois 60661-3693
                                   Attention: Daniel Hopkins                              Attention: Robert J. Brantman, Esq.
                                              Kenneth A. Simpler                          Facsimile: (312) 902-1061
                                   Facsimile: (312) 338-0780                              Telephone: (312) 902-5200
                                   Telephone: (312) 338-7800
                                   Residence: Illinois

Conseco Direct Life                c/o The Palladin Group L.P.                            The Palladin Group L.P.
                                   195 Maplewood Avenue                                   As Investment Advisor
                                   Maplewood, New Jersey 07040                            195 Maplewood Avenue
                                   Attn:  Kevin Gerlitz                                   Maplewood, New Jersey 07040
                                   Facsimile: 973-313-6490                                Attn:  Kevin Gerlitz
                                   Telephone: 973-313-6420                                Facsimile: 973-313-6490
                                   Residence: New York                                    Telephone: 973-313-6420

                                                                       EXHIBIT A


                         FORM OF NOTICE OF EFFECTIVENESS

                            OF REGISTRATION STATEMENT



[TRANSFER AGENT]

Attn: ___________________


              RE: GENERAL MAGIC, INC.



Ladies and Gentlemen:

         We are counsel to GENERAL MAGIC, INC., a Delaware corporation (the "COMPANY"), and have represented the Company in connection with that certain Exchange Agreement (the "EXCHANGE AGREEMENT") entered into by and among the Company and the Holders named therein (collectively, the "HOLDERS") pursuant to which the Company issued to the Holders shares of its Series F Convertible Preferred Stock, par value $.001 per share (the "PREFERRED SHARES") convertible into shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"). Pursuant to the Exchange Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and the Company's Series D Convertible Preferred Stock held by the Holders and the exercise of certain warrants held by the Holders, under the Securities Act of 1933, as amended (the "1933 ACT"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 1999, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge as of the date hereof, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.



                                            Very truly yours,

                                            [COMPANY COUNSEL]

                                            By:
                                               -------------------------------


cc:     [LIST NAMES OF HOLDERS]